Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     We hereby consent to the reference to Ralph E. Davis Associates, Inc. under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (the “Registration Statement”) of WPX Energy, Inc., and to the reference to our audit of the proved reserves estimates of Apco Oil and Gas International Inc. for the year ended December 31, 2010, in the Registration Statement.

RALPH E. DAVIS ASSOCIATES, INC.
By:	/s/ Allen C. Barron
Allen C. Barron, P.E.
President

Houston, Texas
June 17, 2011
1717 St. James Place, Suite 460      Houston, Texas 77056      Office 713-622-8955      Fax 713-626-3664       www.ralphedavis.com
Worldwide Energy Consultants Since 1924